                                   FORM 8-K/A


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                      Securities and Exchange Act of 1934


    Date of Report  (Date of earliest event reported):    November 15, 1996



                                METROCALL, INC.
             -------------------------------------------------------
             (Exact name of registrant as specified in its charter)


              Delaware                             0-21924                               54-1215634
  ---------------------------------    ----------------------------                 -------------------
     (State or other jurisdicion          (Commission File Number)                     (IRS Employer
     of incorporation)                                                               Identification No.)


               6677 Richmond Highway, Alexandria, Virginia  22306
             -------------------------------------------------------
                    (Address of principal executive offices)

      Registrant's telephone number, including area code:  (703) 660-6677


                                 Not Applicable
             -------------------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITIONS OR DISPOSITIONS OF ASSETS

A+ Network, Inc.

         As reported on a Form 8-K filed with the Securities and Exchange Commission on November 15, 1996, Metrocall, Inc. ("Metrocall" or the "Company") completed its previously reported merger with A+ Network, Inc. ("A+ Network") on November 15, 1996 pursuant to the terms of the Agreement and Plan of Merger between Metrocall, Inc. and A+ Network, Inc. dated May 16, 1996, as amended. The merger of Metrocall and A+ Network was approved by each company's stockholders on November 6, 1996.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS

The financial statements required by Item 7 with respect to the A+ Network merger and filed with this report are identified below. Financial statements otherwise required to be filed herewith by Regulation S-X have been previously filed and therefore have been omitted pursuant to General Instruction B.3. of Form 8-K.

FINANCIAL STATEMENTS

A+ NETWORK, INC. (UNAUDITED)
Consolidated Balance Sheet, September 30, 1996
Consolidated Statements of Operations Nine Months Ended September 30, 1996 and
   1995 (Unaudited)
Consolidated Statements of Cash Flows Nine Months Ended September 30, 1996 and
   1995 (Unaudited)
Notes to Consolidated Financial Statements


PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

Pro Forma Condensed Combined Financial Data
Unaudited Pro Forma Condensed Combined Balance Sheets as of September 30, 1996 Unaudited Pro Forma Condensed Combined Statements of Operations for the Year
   Ended December 31, 1995
Unaudited Pro Forma Condensed Combined Statements of Operations for the Nine Months Ended September 30, 1996
Notes to Unaudited Pro Forma Condensed Combined Financial Statements

                                   SIGNATURES


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.




                                        METROCALL, INC.



                                        /s/         Vincent D. Kelly
                                        ---------------------------------------
                                        Vincent D. Kelly
                                        Chief Financial Officer, Treasurer
                                        and Vice President

Date:  January 29, 1997

                       INDEX TO CONSOLIDATED FINANCIAL
                           STATEMENTS AND PRO FORMA
                            FINANCIAL INFORMATION


A+ NETWORK, INC. (UNAUDITED)
Consolidated Balance Sheet, September 30, 1996                                                F-1
Consolidated Statements of Operations Nine Months Ended September 30, 1996
  and 1995 (Unaudited)                                                                        F-2
Consolidated Statements of Cash Flows Nine Months Ended September 30, 1996
  and 1995 (Unaudited)                                                                        F-3
Notes to Consolidated Financial Statements                                                    F-4


PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

Pro Forma Condensed Combined Financial Data                                                   F-6
Unaudited Pro Forma Condensed Combined Balance Sheets as of
  September 30, 1996                                                                          F-7
Unaudited Pro Forma Condensed Combined Statements of Operations
  for the Year Ended December 31, 1995                                                        F-8
Unaudited Pro Forma Condensed Combined Statements of Operations
  for the Nine Months Ended September 30, 1996                                                F-9
Notes to Unaudited Pro Forma Condensed Combined Financial Statements                          F-10

                      A+ NETWORK, INC. AND SUBSIDIARIES
                         CONSOLIDATED BALANCE SHEETS



                                                                            September 30,
                                                                                1996
                                                                            -------------
                                                   ASSETS                    (Unaudited)
CURRENT ASSETS:
  Cash and cash equivalents                                                   $ 1,677,977
  Short term investments                                                       18,199,211
  Accounts receivable - trade (net of allowance for doubtful accounts)         12,008,071
  Inventory                                                                    10,961,386
  Prepaid expenses                                                                803,050
  Other current assets                                                          2,330,102
                                                                             ------------
          Total current assets                                                 45,979,797

EQUIPMENT AND FIXTURES - Net                                                   63,212,455

EXCESS OF COST OVER FAIR VALUE OF
  NET ASSETS ACQUIRED - Net                                                    58,344,990

INTANGIBLE AND OTHER ASSETS - Net                                              42,593,830
                                                                             ------------
TOTAL                                                                        $210,131,072
                                                                             ============


                               LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                                             $6,015,347
  Accrued payroll related costs                                                 2,411,586
  Accrued liabilities                                                           7,496,412
  Deferred revenue and customer deposits                                        7,163,254
                                                                             ------------
          Total current liabilities                                            23,086,599

LONG-TERM DEBT                                                                124,849,114

DEFERRED TAXES                                                                    818,243

STOCKHOLDERS' EQUITY:
  Preferred stock - $.01 par value; 1,500,000 shares authorized;
      issued and outstanding, none                                                      -
  Common stock - $.01 par value; 30,000,000 shares authorized;
     10,888,583 and 10,263,255 shares issued and outstanding
     at September 30, 1996 and December 31, 1995, respectively                    108,886
  Additional paid-in capital                                                   99,060,874
  Accumulated deficit                                                         (37,792,644)
                                                                             ------------
          Total stockholders' equity                                           61,377,116
                                                                             ------------
TOTAL                                                                        $210,131,072
                                                                             ============


See notes to consolidated financial statements.

                      A+ NETWORK, INC. AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (UNAUDITED)



                                                                    Nine months ended
                                                                      September 30,
                                                              -----------------------------
                                                                  1996              1995
                                                              -----------       -----------
REVENUES:
  Mobile communication services                               $58,564,689       $27,292,437
  Equipment sales                                               4,553,595         2,394,307
  Telemessaging services                                        8,749,152         8,549,523
                                                              -----------       -----------
            Total revenues                                     71,867,436        38,236,267
  Cost of sales                                                (6,450,824)       (5,462,694)
                                                              -----------       -----------
                                                               65,416,612        32,773,573

COSTS AND EXPENSES:
  Operating expenses - exclusive of depreciation
     and amortization                                          14,338,037         7,680,768
  Depreciation and amortization                                20,628,360         9,498,170
  Selling                                                      12,942,167         7,529,833
  General and administrative                                   23,589,243        14,991,006
  Restructuring charges                                           395,815                 -
                                                              -----------       -----------
                                                               71,893,622        39,699,777


OPERATING LOSS                                                 (6,477,010)       (6,926,204)

INTEREST EXPENSE                                              (11,352,469)       (1,379,476)

INTEREST INCOME                                                 1,259,487                 -
                                                              -----------       -----------

NET LOSS                                                     ($16,569,992)      ($8,305,680)
                                                              ===========       ===========

LOSS PER SHARE                                                     ($1.57)           ($1.38)
                                                              ===========       ===========
AVERAGE NUMBER OF SHARES
  OUTSTANDING (in thousands)                                       10,530             6,016
                                                              ===========       ===========

See notes to consolidated financial statements.

                      A+ NETWORK, INC. AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (UNAUDITED)

                                                                                     Nine months ended
                                                                                       September 30,
                                                                                ---------------------------
                                                                                   1996            1995
                                                                                -----------     -----------
OPERATING ACTIVITIES:
  Net loss                                                                     ($16,569,992)   ($ 8,305,680)
  Adjustments to reconcile net loss to cash (used in)
   provided by operating activities:
    Depreciation and amortization                                                20,628,360       9,498,170
    Provision for losses on accounts receivable                                   2,517,268       1,221,621
    Amortization of debt discount                                                    36,878             ---
    Loss on sale of equipment                                                         6,057             ---
  Changes in assets and liabilities:
    Increase in accounts receivable                                              (3,473,336)     (1,374,477)
    (Increase) decrease in inventory                                             (6,518,129)        815,108
    (Increase) decrease in prepaid expenses                                         (36,582)        157,510
    Increase in other current assets                                             (1,586,490)        (20,110)
    Decrease increase in accounts payable                                         1,033,481         724,592
    Increase in accrued payroll related costs                                       502,861          17,295
    Increase in accrued liabilities                                               3,438,999         356,133
    Increase in deferred revenue and customer deposits                              880,393         412,459
                                                                                -----------     -----------
         Net cash provided by operating activities                                  859,768       3,502,621

INVESTING ACTIVITIES:
  Acquisition of business, net of cash acquired                                 (13,611,053)            ---
  Net decrease in short-term investments                                         24,951,914             ---
  Purchase of South Central Bell paging assets                                          ---      (1,232,061)
  Purchase of equipment                                                         (27,978,659)     (7,112,899)
  Proceeds from sale of equipment                                                 1,645,742             ---
  Investments in consortium and other                                                   ---      (2,145,469)
  Reduction in (payment of) intangible and other assets                           2,460,908        (423,268)
                                                                                -----------     -----------
         Net cash used in investing activities                                  (12,531,148)    (10,913,697)

FINANCING ACTIVITIES:
  Proceeds of long-term debt                                                            ---      24,155,000
  Repayment of long-term debt                                                       (42,168)    (17,028,389)
  Proceeds from sale of common stock                                                891,087         889,356
                                                                                -----------     -----------
         Net cash provided by financing activities                                  848,919       8,015,967
                                                                                -----------     -----------

(Decrease) increase in cash and cash equivalents                                (10,822,461)        604,891

CASH AND CASH EQUIVALENTS, beginning of period                                   12,500,438         254,880
                                                                                -----------     -----------
CASH AND CASH EQUIVALENTS, end of period                                        $ 1,677,977     $   859,771
                                                                                ===========     ===========
SUPPLEMENTAL DISCLOSURES OF
  CASH FLOW INFORMATION:
    Cash paid during the period for interest                                    $ 7,726,669     $ 1,289,276
                                                                                ===========     ===========
SUPPLEMENTAL SCHEDULE OF NONCASH
  INVESTING AND FINANCING ACTIVITIES:
    Acquisition of business:
       Long-term debt                                                           $   753,031             ---
       Common stock                                                             $ 7,591,974             ---

See notes to consolidated financial statements.

A+ NETWORK, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.       GENERAL

         UNAUDITED INTERIM INFORMATION. The unaudited interim consolidated financial statements include all adjustments, consisting only of normal recurring adjustments, which management considers necessary for a fair presentation of the financial position and results of operations. The results of operations for the three months and nine months ended September 30, 1996, are not necessarily indicative of the results that may be expected for a full year.

         CERTAIN RECLASSIFICATIONS. Certain amounts have been reclassified in the consolidated statement of operations for the three months and nine months ended September 30, 1995 and the consolidated balance sheet as of December 31, 1995 to conform with the presentation in 1996.

         EMPLOYEE STOCK BASED TRANSACTIONS. The Company will continue to apply Accounting Principles Board Opinion No. 25 for the measurement and recognition of employee stock based transactions, and will follow the disclosure requirements of Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation."

2.       ACQUISITIONS

During the first nine months of 1996, certain assets of four paging companies and all of the outstanding common stock of a fifth company were acquired for $13,611,053 in cash (including acquisition related expenses and net of cash acquired), $753,031 in notes payable and 568,687 shares of common stock valued at $7,591,974. The acquisitions were accounted for as purchases. Accordingly, the aggregate purchase prices were allocated to specific assets and liabilities based upon their fair market value at the date of acquisition. The excess of the purchase price over the estimated fair market value of net assets acquired ("goodwill") of $11,713,292 is being amortized on a straight-line basis over 15 years. The results of operations of these companies have been included in the Consolidated Statements of Operations from the date of acquisition.

3.       REORGANIZATION EXPENSE

In the first quarter of 1996, the Company recorded restructuring charges of $396,000, representing the expected costs of employee separations.

4.       MERGER WITH METROCALL, INC.

On November 6, 1996 the Company's shareholders approved the Agreement and Plan of Merger between the Company and Metrocall, Inc. ("Metrocall") of Alexandria, Virginia pursuant to which the Company will be merged into Metrocall, with Metrocall to be the surviving corporation. Pursuant to a tender offer and a Shareholders' Option and Sale Agreement, Metrocall purchased approximately 40.0% of the Company's common stock on September 24, 1996. The closing of the Merger is expected to occur by November 15, 1996.

                  PRO FORMA CONDENSED COMBINED FINANCIAL DATA
                                  (UNAUDITED)

     The following unaudited pro forma condensed combined balance sheet under the heading "Pro Forma Metrocall" gives effect to the acquisition of the equity interest in A+ Network (to the extent not held at September 30, 1996) for approximately 8,556,000 shares of Metrocall Common Stock at $5.25 per share, an equal number of VCRs which have no current value, direct acquisition costs of approximately $8.2 million and the assumption of $125 million of A+ Network debt as if the acquisition had occurred on September 30, 1996. The pro forma condensed combined balance sheet under the heading "Pro Forma Combined Company" gives effect to (a) the issuance of $39.9 million liquidation value of Series A Convertible Redeemable Preferred Stock consummated prior to the acquisition of A+ Network and (b) the refinancing of A+ Network's $125 million of long-term debt for approximately $127.47 million.

     The unaudited pro forma condensed combined statements of operations for the nine month period ended September 30, 1996 and for the year ended December 31, 1995 under the heading "Pro Forma Metrocall," give effect to the acquisitions of Parkway Paging, Inc. ("Parkway") and Satellite Paging and Message Network ("Satellite") and the A+ Network Merger and the merger of Network Paging Corporation into A+ Communications, Inc. on October 24, 1995. The issuance of $39.9 million of Series A Convertible Redeemable Preferred Stock and the refinancing of A+ Network's long-term debt as described above are shown under the heading "Pro Forma Combined Company."

     Each of the acquisitions will be accounted for by the purchase method of accounting. The purchase prices have been allocated on a preliminary basis to the assets to be acquired based upon the estimated value of such assets. The final allocation of intangible assets will be based upon appraised values.

     This information should be read in conjunction with the notes included herein and the financial statements of Parkway and Satellite, previously filed. The unaudited pro forma condensed combined financial data do not purport to represent what Metrocall's results of operations or financial position actually would have been had such transactions and events occurred on the dates specified, or to project Metrocall's results of operations or financial position for any future period or date. The pro forma adjustments are based upon available information and certain adjustments that management of Metrocall believes are reasonable. In the opinion of management of Metrocall, all adjustments have been made that are necessary to present the unaudited pro forma condensed combined data.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1996
                                 (in Thousands)

                                                                                                   PREFERRED
                                                 HISTORICAL                                          STOCK
                                            ---------------------        PRO           PRO          ISSUANCE       PRO FORMA
                                                            A+          FORMA         FORMA         AND DEBT       COMBINED
                                            METROCALL    NETWORK     ADJUSTMENTS    METROCALL    REFINANCING(F)     COMPANY
                                            ---------    --------    -----------    ---------    --------------    ---------
                                                                                ASSETS
Current assets:
  Cash, cash equivalents and short term
    investments..........................   $ 10,243     $ 19,877     $      --     $ 30,120        $     --       $ 30,120
  Accounts receivable, net...............     11,090       12,008            --       23,098              --         23,098
  Inventory..............................         --       10,961       (10,961)(A)       --              --             --
  Prepaid expenses and other current
    assets...............................      1,985        3,134            --        5,119              --          5,119
                                            --------     --------    ----------     --------     -----------       --------
    Total current assets.................     23,318       45,980       (10,961)      58,337              --         58,337
Furniture and equipment, net.............    105,449       63,212        10,961(A)   179,622              --        179,622
Intangibles, net.........................    257,533      100,939        91,131(B)   449,603              --        449,603
Equity investments.......................     24,823           --       (24,548)(B)      275              --            275
Other assets.............................      1,380           --            --        1,380              --          1,380
                                            --------     --------    ----------     --------     -----------       --------
        Total assets.....................   $412,503     $210,131     $  66,583     $689,217        $     --       $689,217
                                            ========     ========    ==========     ========     ===========       ========
                                                          LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-term
    obligations..........................   $    276     $     --     $      --     $    276        $     --       $    276
  Accounts payable and accrued
    expenses.............................     19,234       15,924         8,184(C)    43,342         (13,400)        29,942
  Obligation under tender offer..........         --           --            --           --              --             --
  Deferred revenues and subscriber
    deposits.............................      3,008        7,163            --       10,171              --         10,171
  Other current liabilities..............     13,482           --            --       13,482              --         13,482
                                            --------     --------    ----------     --------     -----------       --------
    Total current liabilities............     36,000       23,087         8,184       67,271         (13,400)        53,871
Capital lease obligation.................      3,747           --            --        3,747              --          3,747
Long-term obligations....................    217,900      124,849            --      342,749         (22,530)       320,219
Deferred income taxes....................     21,993          818        72,643(D)    95,454              --         95,454
Minority interest........................        500           --            --          500              --            500
                                            --------     --------    ----------     --------     -----------       --------
    Total liabilities....................    280,140      148,754        80,827      509,721         (35,930)       473,791
Redeemable preferred stock...............         --           --            --           --          38,400         38,400
Total stockholders' equity...............    132,363       61,377       (14,244)(E)  179,496          (2,470)       177,026
                                            --------     --------    ----------     --------     -----------       --------
Total liabilities, redeemable preferred
  stock and stockholders' equity.........   $412,503     $210,131     $  66,583     $689,217        $     --       $689,217
                                            ========     ========    ==========     ========     ===========       ========

              See accompanying notes to this unaudited statement.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                      (In Thousands Except Per Share Data)

                                                       HISTORICAL
                                            ---------------------------------    PRO FORMA A+      PRO FORMA        PRO FORMA
                                            METROCALL    PARKWAY    SATELLITE     NETWORK(G)      ADJUSTMENTS       METROCALL
                                            ---------    -------    ---------    -------------    -----------       ---------
Service, rent & maintenance revenue......   $ 92,160     $7,403      $10,723       $  77,698       $      --        $187,984
Product sales............................     18,699      2,344        1,369           8,345              --          30,757
                                            --------     ------     --------     -----------      ----------        --------
        Total revenues...................    110,859      9,747       12,092          86,043              --         218,741
Net book value of products sold..........    (15,527)    (2,262)      (1,557)        (11,944)             --         (31,290)
                                            --------     ------     --------     -----------      ----------        --------
                                              95,332      7,485       10,535          74,099              --         187,451
Service, rent & maintenance expense......     27,258      2,330        3,918          16,758              --          50,264
Selling, marketing, general and
  administrative.........................     40,303      3,655        4,281          45,872            (930)(H)      93,181
Depreciation & amortization..............     31,504      1,153        1,064          25,052          17,563 (I)      76,336
Other....................................      2,050         --          404              --              --           2,454
                                            --------     ------     --------     -----------      ----------        --------
        Total operating expenses.........    101,115      7,138        9,667          87,682          16,633         222,235
                                            --------     ------     --------     -----------      ----------        --------
(Loss) income from operations............     (5,783)       347          868         (13,583)        (16,633)        (34,784)
Interest expense, net....................    (10,522)      (477)        (740)        (14,589)         (3,971)(J)     (30,299)
                                            --------     ------     --------     -----------      ----------        --------
        Net (loss) income before taxes...    (16,305)      (130)         128         (28,172)        (20,604)        (65,083)
Benefit (provision) for taxes............        595         43           --              --           3,742 (K)       4,380
                                            --------     ------     --------     -----------      ----------        --------
        Net (loss) income before
          extraordinary item.............    (15,710)       (87)         128         (28,172)        (16,862)        (60,703)
Extraordinary item.......................     (4,392)        --        5,928            (607)             --             929
                                            --------     ------     --------     -----------      ----------        --------
        Net (loss) income................    (20,102)       (87)       6,056         (28,779)        (16,862)        (59,774)
Preferred dividends......................         --         --           --              --          (5,586)(L)      (5,586)
                                            --------     ------     --------     -----------      ----------        --------
Loss attributable to common
  stockholders...........................   $(20,102)    $  (87)     $ 6,056       $ (28,779)      $ (22,448)       $(65,360)
                                            ========     ======      =======     ===========      ==========        ========
Net loss from continuing operations
  attributable to common stockholders....   $  (1.35)                                                               $  (3.00)
Extraordinary item, net of income tax
  benefit................................      (0.37)                                                                   0.04
                                            --------                                                                --------
Net loss per share attributable to common
  stockholders...........................   $  (1.72)                                                               $  (2.96)
                                            ========                                                                ========
Shares used in computing net loss per
  share..................................     11,668                                                                  22,103
                                            ========                                                                ========

              See accompanying notes to this unaudited statement.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                      (In Thousands Except Per Share Data)

                                                                                    PRO
                                                   HISTORICAL                      FORMA            PRO
                                     ---------------------------------------         A+            FORMA       PRO FORMA
                                     METROCALL    PARKWAY(M)    SATELLITE(M)     NETWORK(G)     ADJUSTMENTS    METROCALL
                                     ---------    ----------    ------------    ------------    -----------    ---------
Service, rent & maintenance
  revenue.........................   $ 79,453      $  5,302       $  6,564        $ 67,313       $      --     $158,632
Product sales.....................     19,155           860            801           4,554              --       25,370
                                     --------     ---------     ----------      ----------      ----------     --------
        Total revenues............     98,608         6,162          7,365          71,867              --      184,002
Net book value of products sold...    (15,546)         (934)          (805)         (6,451)             --      (23,736)
                                     --------     ---------     ----------      ----------      ----------     --------
                                       83,062         5,228          6,560          65,416              --      160,266
Service, rent & maintenance
  expense.........................     26,297         1,417          2,418          14,338              --       44,470
Selling, marketing, general and
  administrative..................     36,361         2,305          2,449          36,531            (560)(H)   77,086
Depreciation & amortization.......     40,385           586            447          20,628          12,163 (I)   74,209
Other.............................         --            --             12             396              --          408
                                     --------     ---------     ----------      ----------      ----------     --------
        Total operating
          expenses................    103,043         4,308          5,326          71,893          11,603      196,173
                                     --------     ---------     ----------      ----------      ----------     --------
(Loss) income from operations.....    (19,981)          920          1,234          (6,477)        (11,603)     (35,907)
Interest expenses, net............    (10,836)         (274)          (713)        (10,093)            267 (J)  (21,649)
Minority interest in loss of
  investments.....................     (2,422)           --             --              --           2,211 (N)     (211)
                                     --------     ---------     ----------      ----------      ----------     --------
    Net (loss) income before
      taxes.......................    (33,239)          646            521         (16,570)         (9,125)     (57,767)
Benefit (provision) for taxes.....        279          (229)            --              --           4,821 (K)    4,871
                                     --------     ---------     ----------      ----------      ----------     --------
    Net (loss) income.............    (32,960)          417            521         (16,570)         (4,304)     (52,896)
Preferred Dividends...............         --            --             --              --          (4,190)(L)   (4,190)
                                     --------     ---------     ----------      ----------      ----------     --------
Net loss attributable to common
  stockholders....................   $(32,960)     $    417       $    521        $(16,570)      $  (8,494)    $(57,086)
                                     ========     =========     ==========      ==========      ==========     ========
Net loss per share attributable to
  common stockholders.............   $  (2.23)                                                                 $  (2.28)
                                     ========                                                                  ========
Shares used in computing net loss
  per share.......................     14,806                                                                    25,066
                                     ========                                                                  ========

              See accompanying notes to this unaudited statement.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                         COMBINED FINANCIAL STATEMENTS

     The pro forma condensed combined financial statements assume a per share price of $5.00 for the Company Common Stock to be issued in connection with the Page America acquisition ("Acquisition"). The purchase price ultimately will be based upon the trading price of Company Common Stock on the closing date of the acquisition. The purchase price and allocations of all acquisitions are subject to change, which may be material, based upon a variety of factors including actual share price at closing of acquisition, financial performance prior to closing of the company to be acquired, and asset appraisals.

     (A) Reflects the reclassification of pagers held for resale or future rental, from inventory to furniture and equipment to conform accounting practices to those of Metrocall.

     (B) Reflects fair values assigned to intangible assets acquired which consist of the following (in thousands):


                                                                         A+
                                                                      ---------
    FCC Licenses...................................................   $ 122,191
    Subscriber Lists...............................................      54,511
    Non-Compete Agreements.........................................       1,950
    Goodwill.......................................................      73,461
    Less: Historical Investment by Metrocall.......................     (60,043)
    Less: Historical Intangibles...................................    (100,939)
                                                                      ---------
                                                                      $  91,131
                                                                      =========

     On June 30, 1996, the Company purchased approximately 40% of the outstanding common stock of A+ Network for approximately $91.8 million plus direct acquisition costs which were reflected on the Company's balance sheet as equity investment in A+ Network of $26.8 million and goodwill of $65.0 million. During the third quarter the Company recognized a loss of $2.2 million related to its investment in A+ Network under the equity method of accounting. This loss reduced the equity investment to approximately $24.5 million as of September 30, 1996.

     (C) Reflects estimated accruals for direct acquisition costs together with estimated accruals for costs of closing acquired duplicate facilities, estimated severance for planned terminations of acquired employees and share registration rights.

     (D) The merger with A+ Network is structured as a tax free reorganization. The deferred income tax liability represents the tax effect on the difference between the amounts allocated to assets acquired and their tax basis.

     (E) Reflects the shares of Metrocall Common Stock and VCRs expected to be issued for these acquisitions, less historical equity amounts. The accompanying statements also include the expected issuance of approximately 450,000 shares of Metrocall Common Stock for pending acquisitions of A+ Network. Historical financial statements for these A+ Network acquisitions have not been included in the accompanying pro forma statements as they are not significant. The accompanying statements do not reflect the exchange of approximately 468,000 options as part of the A+ Network acquisition.

     (F) Reflects application of proceeds from $39.9 million private placement of convertible redeemable preferred stock by the Company prior to closing the A+ Network merger less related costs of $1.5 million. Of the $38.4 million in net proceeds related to this placement, $25.0 million is used to reduce long-term obligations while $13.4 million is used to reduce accounts payable and accrued expenses. Also reflects the purchase of $125.0 million of notes (the "Notes") issued by A+ Network for $127.47 million ($126.22 million offer consideration and payment for consents to modify indenture and $1.25 million of estimated accrued interest, fees and expenses related to refinancing the A+ Notes) with debt under the New Credit Facility.

     (G) On October 24, 1995, A+ Network acquired Network Paging Corp. ("Network") in a merger (the "A+/Network Merger") for approximately $12.0 million in cash, common stock valued at $50.8 million and incurred related expenses of approximately $3.1 million. At the same time, A+ Communications sold $125.0 million of the A+ Notes. The acquisition was accounted for using the purchase method. The following gives effect to the acquisition by A+ Communications and the sale of the A+ Notes as if they had occurred on January 1, 1995.

                                                              HISTORICAL
                                                        -----------------------    PRO FORMA    PRO FORMA
                                                        A+NETWORK    NETWORK(1)   ADJUSTMENTS   A+ NETWORK
                                                        ----------   ----------   -----------   ----------
                                                                        (IN THOUSANDS)
          Service, rent and maintenance revenue.......   $ 53,308     $ 24,390     $      --     $  77,698
          Product sales...............................      4,024        4,321            --         8,345
                                                        ---------    ---------    ----------    ----------
                  Total revenues......................     57,332       28,711            --        86,043
          Net book value of products sold.............      7,878        4,066            --        11,944
                                                        ---------    ---------    ----------    ----------
                                                           49,454       24,645            --        74,099
          Service, rent and maintenance expenses......     11,584        5,533          (359)(2)    16,758
          Selling, general and administrative.........     32,503       19,424           (38)(2)    45,872
                                                                                      (1,498)(2)
                                                                                         147 (3)
                                                                                      (4,666)(4)
          Depreciation and amortization...............     14,835        3,026         7,191 (5)    25,052
          Reorganization..............................        669           --          (669)(6)        --
                                                        ---------    ---------    ----------    ----------
                  Total operating expenses............     59,591       27,983           108        87,682
                                                        ---------    ---------    ----------    ----------
          Loss from operations........................    (10,137)      (3,338)         (108)      (13,583)
          Interest expense, net.......................     (3,708)        (760)      (10,121)(7)   (14,589)
                                                        ---------    ---------    ----------    ----------
          Loss before income taxes and
            extraordinary item........................    (13,845)      (4,098)      (10,229)      (28,172)
          Income taxes................................         --         (707)          707 (8)        --
                                                        ---------    ---------    ----------     ---------
          Loss before extraordinary item..............    (13,845)      (4,805)       (9,522)      (28,172)
          Extraordinary item..........................       (607)          --            --          (607)
                                                        ---------    ---------    ----------     ---------
          Net loss....................................   $(14,452)    $ (4,805)    $  (9,522)    $ (28,779)
                                                        =========    =========    ==========     =========

        -----------------------

        (1) Historical Network financial statements are presented for the period from January 1, 1995 through October 24, 1995.

        (2) Adjustment to eliminate specific operating and nonrecurring expenses that would not have been incurred had the A+/Network Merger occurred on January 1, 1995. Such savings are specifically identified as follows (in thousands):

                     Reduction in long distance telephone charges....................   $  267
                     Redundant paging terminals and related telephone expenses.......       92
                     Redundant yellow page advertising expense.......................       38
                     Salary costs of personnel not to be retained by A+/Network based
                       on analysis of A+/Network staffing requirements...............    1,498
                                                                                        ------
                             Total...................................................   $1,895
                                                                                        ======

       (3) Adjustment to provide for changes in compensation of certain executive officers pertaining to employment contracts entered into at the time the A+/Network Merger closed.

       (4) Adjustment to eliminate compensation costs that would not have been incurred had the A+/Network Merger occurred on January 1, 1995.

       (5) To record amortization expense related to intangibles for the period from January 1, 1995 to October 24, 1995 net of $304,000 in historical amortization expense for intangibles recorded by Network before the A+/Network Merger.

       (6) To give effect to elimination of the non-recurring reorganization expenses incurred by A+ Network as a result of the A+/Network Merger.

       (7) Reflects interest expense on the A+ Notes at 11 7/8% (plus amortization of debt issuance costs of approximately $4.6 million and discount of $907,500) net of interest expense ($5,270,000) applicable to all existing long-term debt which was repaid with the proceeds from the sale of the A+ Notes.

       (8) Adjustment to reverse the income tax provision applicable to Network, as its taxable income would be offset by A+ Network's net operating losses for income tax purposes had the A+/Network Merger occurred on January 1, 1995.

     (H) Reflects the elimination of certain executive salaries for Parkway and Satellite executives terminated upon completion of the respective acquisitions in July and August of 1996.

     (I) Reflects incremental depreciation and amortization based upon the preliminary allocation of depreciable and amortizable assets and assumed useful lives of 5 years for subscriber lists, 25 years for FCC licenses and 15 years for goodwill. The $1.9 million assigned to non-compete agreements in conjunction with the A+ Network merger will be amortized over 3 years.

     (J) Represents the estimated incremental interest at a rate of 8.00% that would have been incurred assuming all acquisitions were completed on January 1, 1995.

     Also reflects the estimated incremental savings from the refinancing of $125.0 million of A+ Notes at a rate of 11.875% for $127.47 million ($126.22 million offer consideration and payment for consents to modify indenture and $1.25 million estimated accrued interest, fees and expenses related to refinancing) with debt under the New Credit Facility at a rate of 8.00% that would have occurred assuming the refinancing was completed on January 1, 1995.

     (K) Represents the tax benefit resulting from the amortization of acquired intangibles for A+ Network and Parkway assuming an effective tax rate of 40%.

     (L) Represents dividend payment on $39.9 million private placement of Series A Convertible Redeemable Preferred Stock bearing interest at 14% per annum.

     (M) Historical statements for Parkway and Satellite in 1996 are through July 16 and August 30, respectively, which are the dates the acquisitions with the Company were completed. Subsequent to completion of the acquisitions all financial reporting data is included in historic Metrocall data.

     (N) Represents elimination of Metrocall's portion of A+ Network's net loss (40%) as accounted for under the equity method.